                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               JOHNSON & JOHNSON
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

[Johnson & Johnson Logo]

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

                                                                  March 10, 1999

     The Annual Meeting of the Shareowners of Johnson & Johnson will be held on April 22, 1999 at 10:00 a.m. at the Hyatt Regency Hotel, Two Albany Street, New Brunswick, New Jersey, to:

     1. Elect directors;

     2. Consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors; and

     3. Transact such other business as may properly come before the meeting.

     Shareowners are cordially invited to attend the meeting. If you are a shareowner of record and plan to attend, please complete and return the enclosed Request for Admission Card. If you are a shareowner whose shares are not registered in your own name and you plan to attend, please request an Admission Card by writing to the Office of the Secretary, WH 2132, Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933. Evidence of your stock ownership, which you can obtain from your bank, stockbroker, etc., must accompany your letter.

                                       By order of the Board of Directors,

                                                 MICHAEL H. ULLMANN
                                                 Secretary

                    PLEASE SIGN, DATE AND RETURN YOUR PROXY
                     CARD PROMPTLY IN THE ENCLOSED ENVELOPE

                              GENERAL INFORMATION

     SHAREOWNERS ENTITLED TO VOTE. Holders of shares of the Common Stock of the Company of record at the close of business on February 23, 1999 are entitled to notice of and to vote at the Annual Meeting of Shareowners and at any and all adjournments of the meeting. Each share entitles its owner to one vote. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date there were 1,345,589,883 shares outstanding.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareowners requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     PROXY SOLICITATION. The accompanying proxy is solicited by the Board of Directors of the Company. In that connection, this Proxy Statement is being mailed to the shareowners on or about March 10, 1999 concurrently with the mailing of the Company's 1998 Annual Report. In addition to this solicitation by mail, several regular employees of the Company may solicit proxies in person or by telephone. The Company has also retained the firm of Georgeson & Company, Inc. to aid in the solicitation of brokers, banks and institutional and other shareowners for a fee of approximately $11,500. All costs of the solicitation of proxies will be borne by the Company. Shareowners who execute proxies may revoke them at any time before they are voted by executing a later dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary of the Company. On the accompanying proxy a shareowner may substitute the name of another person in place of those persons presently named as proxies. In order to vote, a substitute must present adequate identification to the Secretary before the voting occurs.

     SHAREOWNER PROPOSALS. To be included in the Board of Directors' proxy statement and proxy card for the 2000 Annual Meeting of Shareowners, a shareowner proposal must be received by the Company on or before November 11, 1999. In addition, under the terms of the Company's By-Laws, a shareowner who intends to present an item of business at the 2000 Annual Meeting of Shareowners (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice of such business to the Company on or before November 11, 1999. Proposals and other items of business should be directed to the attention of the Secretary at the principal office of the Company, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

                             ELECTION OF DIRECTORS

     NOMINEES. There are 13 nominees for election as directors of the Company to hold office until the next Annual Meeting and until their successors have been duly elected and qualified.

     If the enclosed proxy is properly executed and received in time for the meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby for the persons nominated for election as directors unless authority to vote shall have been withheld. If any nominee should refuse or be unable to serve, an event not anticipated, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee or, in lieu thereof, the Board of Directors may reduce the number of directors.

     All of the nominees were elected to the Board at the last Annual Meeting and all are currently serving as directors of the Company.

     Following are summaries of the background and business experience and descriptions of the principal occupations of the nominees.


[Gerard N. Burrow, M.D.     GERARD N. BURROW, M.D., Special Advisor to the President of
Photo]                      Yale University for Health Affairs.
                            Dr. Burrow, 66, was elected to the Board of Directors in
                            1993 and is a member of the Nominating & Corporate
                            Governance Committee and Chairman of the Science and
                            Technology Advisory Committee. He was named to his present position at Yale University in 1997 following service since
                            1992 as Dean of the Yale University School of Medicine. He
                            served the five years prior to his return to Yale as Vice
                            Chancellor for health sciences and Dean of the University of
                            California, San Diego School of Medicine. He previously
                            served as a Professor and Chairman of the Department of
                            Medicine at the University of Toronto and as
                            Physician-in-Chief at Toronto General Hospital following
                            earlier work in medical education, research and clinical
                            practice. Dr. Burrow is a member of the Institute of
                            Medicine of the National Academy of Sciences and a Fellow of
                            the American Association for the Advancement of Science. He
                            is also a Director of the Sea Research Foundation and on the
                            Board of Overseers of Brown University School of Medicine.

----------------------------------------------------------------------------------------

[Joan Ganz Cooney           JOAN GANZ COONEY, Chairman, Executive Committee, Children's
Photo]                      Television Workshop.
                            Mrs. Cooney, 69, was elected to the Board of Directors in
                            1978 and is a member of the Compensation Committee and the
                            Chairperson of the Benefits Committee. She co-founded the
                            Children's Television Workshop as its Executive Director in
                            1968 and was named its President-CEO in 1970 and
                            Chairman-CEO in 1988. She assumed her present
                            responsibilities in 1990. The Workshop's activities include production of the well-known children's educational
                            television programs Sesame Street, 3-2-1 Contact, Square One
                            T.V. and Ghostwriter. Mrs. Cooney is a Director of
                            Metropolitan Life Insurance Company, the Museum of
                            Television and Radio and The New York and Presbyterian
                            Hospitals, Inc., as well as a Trustee of the National Child
                            Labor Committee.

----------------------------------------------------------------------------------------

[James G. Cullen            JAMES G. CULLEN, President and Chief Operating Officer, Bell
Photo]                      Atlantic Corporation.
                            Mr. Cullen, 56, was elected to the Board of Directors in
                            1995 and is a member of the Compensation Committee and the
                            Audit Committee. Mr. Cullen assumed his present position
                            with Bell Atlantic Corporation in December 1998, after
                            having been Vice Chairman since February 1995 and, prior to that, President since February 1993. He was President and
                            Chief Executive Officer of Bell Atlantic-New Jersey, Inc.
                            from 1989 to 1993. He is a Director of Prudential Life
                            Insurance Company.


[M. Judah Folkman, M.D.     M. JUDAH FOLKMAN, M.D., Senior Associate in Surgery and
Photo]                      Director, Surgical Research Laboratory, Children's Hospital
                            and Andrus Professor of Pediatric Surgery and Professor of
                            Cell Biology, Harvard Medical School, Department of Surgery.
                            Dr. Folkman, 66, was elected to the Board of Directors in
                            February 1998 and is a member of the Science and Technology
                            Advisory Committee and the Public Policy Advisory Committee.
                            Dr. Folkman has been with Children's Hospital since 1967,
                            having served as Surgeon-in-Chief of Children's Hospital
                            from 1967 to 1981, and with Harvard Medical School since
                            1967. He is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. In recognition of his founding the field of angiogenesis research he has
                            received numerous honorary degrees and awards, among the
                            most recent of which are the 1998 Keio University (Tokyo)
                            Medical Science Prize and the 1997 Charles S. Mott Prize of
                            the General Motors Cancer Research Foundation.

----------------------------------------------------------------------------------------

[Ann Dibble Jordan          ANN DIBBLE JORDAN, Former Director, Social Services
Photo]                      Department, Chicago Lying-In Hospital, University of Chicago
                            Medical Center.
                            Mrs. Jordan, 64, was elected to the Board of Directors in
                            1981 and is a member of the Nominating & Corporate
                            Governance Committee and the Public Policy Advisory
                            Committee. She assumed her previous responsibilities at
                            Chicago Lying-In Hospital in 1970 after having served as a
                            Caseworker and then a Senior Caseworker at the University of
                            Chicago Hospital. She is also a former Assistant Professor at the University of Chicago School of Social Service
                            Administration. She is a Director of Automatic Data
                            Processing, Citigroup Inc. and Salant Corporation. Mrs.
                            Jordan is also a Director of The Phillips Collection, The
                            Child Welfare League, the National Symphony Orchestra and
                            the Kennedy Center for the Performing Arts.

----------------------------------------------------------------------------------------

[Arnold G. Langbo           ARNOLD G. LANGBO, Chairman of the Board and Chief Executive
Photo]                      Officer, Kellogg Company.
                            Mr. Langbo, 61, was elected to the Board of Directors in
                            1991 and is a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Langbo assumed his present position with Kellogg Company in January 1992 after having been President and Chief Operating Officer since December
                            1990. Mr. Langbo joined Kellogg Canada Inc. in 1956 and
                            served in a number of management positions in Canada and the
                            United States before being named President of Kellogg
                            International in 1986. Mr. Langbo is a Director of Kellogg
                            Company and Whirlpool Corporation. He is also a member of
                            the Advisory Board of the J. L. Kellogg Graduate School of
                            Management at Northwestern University and Chairman of the
                            Board of Trustees of Albion College.


[Ralph S. Larsen            RALPH S. LARSEN, Chairman, Board of Directors and Chief
Photo]                      Executive Officer; Chairman, Executive Committee.
                            Mr. Larsen, 60, was elected to the Board of Directors in
                            1987 and appointed to the Executive Committee in 1986. He
                            assumed his present responsibilities in 1989. He joined the
                            Company in 1962 as a manufacturing trainee with Johnson &
                            Johnson Products, Inc. and was named Vice President of
                            Marketing for the McNeil Consumer Products Company in 1980.
                            He left Johnson & Johnson for two years to serve as
                            President of Becton Dickinson's Consumer Products Division
                            and returned to Johnson & Johnson as President of its
                            Chicopee subsidiary in 1983. Mr. Larsen was appointed
                            Company Group Chairman in 1986 before being appointed Vice
                            Chairman of the Executive Committee and Chairman of a Sector
                            Operating Committee later in 1986. Mr. Larsen is a Director of Xerox Corporation and AT&T Corp. He is also Chairman of
                            The Business Council and a member of the Policy Committee of
                            The Business Roundtable.

----------------------------------------------------------------------------------------

[John S. Mayo, Ph.D.        JOHN S. MAYO, PH.D., President Emeritus, AT&T Bell
Photo]                      Laboratories.
                            Dr. Mayo, 69, was elected to the Board of Directors in 1986 and is a member of the Science and Technology Advisory
                            Committee and Chairman of the Public Policy Advisory
                            Committee. He became President of AT&T Bell Laboratories in
                            1991 after having served as Vice President of Electronics
                            Technology, Executive Vice President of Network Systems and
                            Senior Vice President, Network Systems and Network Services.
                            He became President Emeritus in 1995. Dr. Mayo is a member of the National Academy of Engineering and The Swedish Royal
                            Academy of Engineering Sciences. He is a Fellow of the
                            Institute of Electrical and Electronic Engineers. He is a
                            member of the Boards of Trustees of Polytechnic University
                            (Emeritus), the Liberty Science Center, and the Kenan
                            Institute for Engineering, Technology and Science, and
                            served on the Board of Overseers for the New Jersey
                            Institute of Technology, and the Board of Directors of the
                            National Engineering Consortium, Inc.

----------------------------------------------------------------------------------------

[Paul J. Rizzo Photo]       PAUL J. RIZZO, Retired Vice Chairman, International Business
                            Machines Corporation.
                            Mr. Rizzo, 71, was elected to the Board of Directors in 1982 and is Chairman of the Audit Committee and a member of the
                            Nominating & Corporate Governance Committee. He first
                            retired from International Business Machines Corporation as
                            Vice Chairman in 1987, and became Dean of the Kenan-Flagler
                            Business School at the University of North Carolina-Chapel
                            Hill. He returned to International Business Machines
                            Corporation in 1993 as Vice Chairman and retired from that position in 1994. He is a partner in Franklin St. Partners, an investment firm. Mr. Rizzo is a Director of Ryder
                            Systems, Inc., Pharmaceutical Product Development, Inc. and
                            Kenan Transport Company and Chairman of the Board of UNC
                            Health Systems, Inc.

[Henry B. Schacht           HENRY B. SCHACHT, Former Chairman of the Board, Lucent
Photo]                      Technologies Inc.
                            Mr. Schacht, 64, was elected to the Board of Directors in
                            1997 and is a member of the Audit Committee and the Chairman of the Nominating & Corporate Governance Committee. Mr.
                            Schacht was the Chairman of the Board of Lucent Technologies
                            Inc. from April 1996 until February 1998 and was its Chief
                            Executive Officer from February 1996 to October 1997. Mr.
                            Schacht was Chairman (1977-1995) and Chief Executive Officer
                            (1973-1994) of Cummins Engine Company, Inc. He is also a
                            Director of Lucent Technologies Inc, Aluminum Company of
                            America, The Chase Manhattan Corporation, The Chase
                            Manhattan Bank, N.A., Cummins Engine Company, Inc. and
                            Knoll, Inc. Mr. Schacht is Chairman of the Board of Trustees
                            of The Ford Foundation and a Trustee of The Yale Corporation
                            and the Metropolitan Museum of Art.

----------------------------------------------------------------------------------------

[Maxine F. Singer, Ph.D.    MAXINE F. SINGER, PH.D., President of the Carnegie
Photo]                      Institution of Washington.
                            Dr. Singer, 68, was elected to the Board of Directors in
                            1991 and is a member of the Science and Technology Advisory
                            Committee and the Benefits Committee. Dr. Singer became
                            President of the Carnegie Institution of Washington in 1988
                            after serving for over thirty years at the National
                            Institute of Health where she advanced to be Chief of the
                            Laboratory of Biochemistry at NIH's National Cancer
                            Institute. Dr. Singer is a member of the National Academy of
                            Sciences, the American Philosophical Society, the Pontifical
                            Academy of Sciences and the Governing Board of the Weizmann
                            Institute of Science.

----------------------------------------------------------------------------------------

[John W. Snow Photo]        JOHN W. SNOW, Chairman, President and Chief Executive
                            Officer, CSX Corporation.
                            Mr. Snow, 59, was elected to the Board of Directors in 1998 and is a member of the Compensation Committee and the
                            Benefits Committee. Mr. Snow was named President and Chief
                            Executive Officer of CSX Corporation in 1989 and added the title of Chairman in 1991. Mr. Snow is also a Director of
                            Circuit City Stores, Inc., GTE Corp. and USX Corporation. He
                            is a member of The Business Council and the Policy Committee of The Business Roundtable. Mr. Snow is also a member of the
                            Board of Trustees of Johns Hopkins University and the Darden
                            School of Business, University of Virginia.

----------------------------------------------------------------------------------------

[Robert N. Wilson           ROBERT N. WILSON, Vice Chairman, Board of Directors and Vice
Photo]                      Chairman, Executive Committee.
                            Mr. Wilson, 58, was elected to the Board of Directors in
                            1986. He joined the Company in 1964, served in several sales and marketing management positions and was appointed Company
                            Group Chairman in 1981 and appointed to the Executive
                            Committee in 1983. He was appointed Chairman of a Sector
                            Operating Committee in 1985 and was appointed Vice Chairman of the Board of Directors in 1989. He assumed his expanded responsibilities as Vice Chairman of the Executive Committee in 1994. Mr. Wilson is also a Director of U.S. Trust
                            Corporation and Amerada Hess Corporation.

STOCK OWNERSHIP/CONTROL

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock owned by each director and each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Each of the individuals/ groups listed below is the owner of less than one percent of the Company's outstanding shares. Because they serve as co-trustees of two trusts which hold stock for the benefit of others, Messrs. Larsen and Wilson "control" an additional 8,377,711 shares of the Company's stock in which they have no economic interest. In addition to such shares, the directors and executive officers as a group own/control a total of 1,481,869 shares, the aggregate of 9,859,580 shares representing less than 1% of the shares outstanding. All stock ownership is as of January 29, 1999.

                                                                          SHARES UNDER
                                                      NUMBER OF COMMON    EXERCISABLE
NAME                                                    SHARES(1)(2)       OPTIONS(3)
----                                                  ----------------    ------------
Gerard N. Burrow....................................         6,808             2,000
Joan Ganz Cooney....................................        11,290             2,000
James G. Cullen.....................................         4,661             2,000
M. Judah Folkman....................................         1,074                --
Ronald G. Gelbman...................................       114,674           172,600
Ann Dibble Jordan...................................         8,827             2,000
Christian A. Koffmann...............................        33,139           202,910
Arnold G. Langbo....................................        13,513             2,000
Ralph S. Larsen.....................................       379,309           883,250
James T. Lenehan....................................        56,746           153,760
John S. Mayo........................................        44,297             2,000
Paul J. Rizzo.......................................        74,212             2,000
Henry B. Schacht....................................         2,699               900
Maxine F. Singer....................................        17,254             2,000
John W. Snow........................................         2,453                --
Robert N. Wilson....................................       509,876           505,020
All directors and executive officers as a
group(21)...........................................     1,481,869         2,415,230

------------------
(1) Includes an aggregate of 166,436 Common Stock equivalent units credited to nonemployee directors under the Deferred Fee Plan for Nonemployee Directors and an aggregate of 37,181 Common Stock equivalent units credited to the named executive officers (42,451 units to all executive officers as a group) under the Executive Income Deferral Plan for an aggregate of 208,887 units to all directors and executive officers as a group.

(2) The shares described as "owned" are shares of the Company's Common Stock owned by each listed person and by members of his or her household and are held either individually, jointly or pursuant to a trust arrangement. The directors and executive officers disclaim beneficial ownership of an aggregate of 177,677 of these shares, including, 110,769 shares listed as owned by Mr. Larsen, 253 shares listed as owned by Mr. Gelbman, 100 shares listed as owned by Mr. Snow and 50,400 shares listed as owned by Mr. Wilson.

(3) Includes shares under options exercisable on January 29, 1999 and options which become exercisable within 60 days thereafter.

     DIRECTORS' FEES, COMMITTEES AND MEETINGS. Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Each director who is not an employee of the Company receives an award valued at approximately $10,000 in the form of the Company's Common Stock upon first becoming a member of the Board of Directors and receives an annual fee of $65,000 for his or her services as director. Of such annual fee, $20,000 is required to be deferred in Common Stock equivalent units under the Deferred Fee Plan for

Nonemployee Directors until termination of his or her directorship. Directors also receive non-retainer equity compensation each year in the form of a stock option grant. The number of options granted is determined annually and is currently 1,500 shares per person. In addition, directors receive $5,000 for service on a committee of the Board of Directors, or $8,000 if chairperson of the committee. Nonemployee directors receive a meeting fee of $1,500 per day for committee meetings held on days other than Board of Directors meeting days. A director may elect to defer payment of all or a part of the fees until, or beyond, termination of his or her directorship. Deferred fees (other than the required deferral referred to above) may earn additional amounts based either on the increase in value of units under the Certificate of Extra Compensation Program or on a hypothetical investment in the Company's Common Stock up to the time of termination of his/her directorship. Deferred fees beyond termination of directorship can only earn additional amounts based on a hypothetical investment in the Company's Common Stock. All Common Stock equivalent units held in each nonemployee director's Deferred Fee Account receive dividend equivalents.

     During the last fiscal year the Board of Directors met seven times. Each director attended at least 75% of the total meetings of the Board of Directors and the committees on which they served.

     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee.

     The members of the Audit Committee are Mr. Cullen, Mr. Langbo, Mr. Schacht and Mr. Rizzo (Chairman). The Audit Committee assists the Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management's policies and procedures. In performing these functions, the Audit Committee meets periodically with the independent auditors, management, and internal auditors to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee recommends the independent auditors for appointment by the Board of Directors. The Audit Committee met five times during the last fiscal year.

     The members of the Compensation Committee are Mrs. Cooney, Mr. Cullen, Mr. Snow and Mr. Langbo (Chairman). The primary function of the Compensation Committee is to review the compensation philosophy and policy of the Management Compensation Committee, a non-Board committee composed of Messrs. Larsen (Chairman), Wilson (Vice Chairman), Darretta (Vice President, Finance) and Deyo (Vice President, Administration) which determines management and executive compensation and establishes fringe benefit and other compensation policies. The compensation of the members of the Executive Committee (which includes the members of the Management Compensation Committee) is determined by the Compensation Committee. The Compensation Committee is also responsible for the administration of the Company's stock option plans and is the approving authority for management recommendations with respect to option grants. During the last fiscal year there were two meetings of the Compensation Committee.

     The members of the Nominating & Corporate Governance Committee are Dr. Burrow, Mrs. Jordan, Mr. Rizzo and Mr. Schacht (Chairman). The Nominating & Corporate Governance Committee was established by the Board of Directors in April 1998. The Nominating & Corporate Governance Committee is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors and the Chief Executive Officer of the Company. It is also within the charter of the Nominating & Corporate Governance Committee to review the Company's management succession plans and executive resources. In addition, the Nominating & Corporate Governance Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The Nominating & Corporate Governance Committee considers suggestions from many sources, including shareowners, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the

Company. The Nominating & Corporate Governance Committee met two times during the last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during 1998 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed, except that a report was filed late by Mr. William C. Weldon to reflect a sale of common stock by his son.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                      COMPENSATION COMMITTEE OF THE BOARD

     The Compensation Committee is composed entirely of nonemployee, independent members of the Board of Directors. It is the Compensation Committee's responsibility to review, recommend and approve changes to the Company's compensation policies and programs. It is also the Committee's responsibility to review and approve all compensation actions for the Chief Executive Officer and members of the Executive Committee.

              JOHNSON & JOHNSON COMPENSATION POLICY AND OBJECTIVES

     Johnson & Johnson's executive compensation programs are designed to enable the Company to attract, retain and motivate the high caliber of executives required for the success of the business. Overall, the intent of Johnson & Johnson's Executive Compensation Program is to provide compensation opportunities which are comparable to the opportunities provided by a select group of high performing, growth companies similar to Johnson & Johnson. This objective is achieved through a variety of compensation programs, summarized below, which support both the current and long term performance of the business.

     The primary responsibility of the Company's Chief Executive Officer and executive officers is to ensure the long-term health and growth of the Company. This responsibility is summarized in the Johnson & Johnson Credo, which defines the obligations of Johnson & Johnson employees to strengthen the ethical, human and business foundations of the Company. The Credo describes the responsibilities of the Company to its customers and others with whom it does business, to its employees, to the communities in which the Company has a presence as well as to the world community, and to its shareowners. The Credo merges these business and ethical responsibilities by stating: "When we operate according to these principles, the stockholders should realize a fair return."

     The compensation of Johnson & Johnson's Chief Executive Officer is determined by the Compensation Committee of the Board of Directors based on its assessment of the Company's financial and non-financial performance against the background of the factors and principles outlined in the Credo. With respect to financial performance, the Committee has identified several factors which are critical to the success of the business, including Sales Growth, Earnings Per Share (EPS) Growth, increase in Cash Flow, New Product Flow and growth in Shareowner Value. In evaluating performance against these factors, Johnson & Johnson's results are compared to results of a premium group of high performing companies in the consumer, pharmaceutical and professional health care fields with comparable sales volumes and above average EPS growth rates and financial strength. These companies include those in the Standard & Poor's Diversified Health Care Index referred to in the Shareowner Return Performance Graph which meet these criteria.

     Sales Growth is measured as the percentage increase in sales volume from one year to the next. EPS Growth is assessed in the same manner. Cash Flow is measured as the Net Cash Flows from Operating Activities as reported in the Consolidated Statement of Cash Flows. New Product

Flow is assessed by reviewing the percentage of sales resulting from the sale of new products introduced in the past five years. Shareowner Value is measured as the increase in stock price plus dividend return over a five year period.

     The Compensation Committee believes it is crucial that these financial and non-financial factors are managed well, in order to ensure superior return to Johnson & Johnson's shareowners over the long term. Therefore, while performance in these areas is reviewed on an annual basis, the primary consideration in assessing performance is corporate results over a longer period, usually five years. No specific fixed weighting or formula is applied to these factors in determining performance. Rather, the Compensation Committee exercises its judgment in evaluating these factors and in determining appropriate compensation.

     A discussion of 1998 performance reviewed by the Compensation Committee can be found under "Decisions on 1998 Compensation".

                   JOHNSON & JOHNSON'S COMPENSATION PROGRAMS

BASE SALARY

     The Base Salary for all employees exempt from the Fair Labor Standards Act
(FLSA), which includes executives, is managed through the Johnson & Johnson Salary Administration Program. Under this Program, increases in Base Salary are governed by guidelines covering three factors: Merit (an individual's performance); Market Parity (to adjust salaries of high performing individuals based on the competitive market); and Promotions (to reflect increases in responsibility). In assessing Market Parity, the Company targets to pay base salaries which are, overall, at the median of the select group of premium companies referred to above.

     These guidelines are set each year and vary from year to year to reflect the competitive environment and to control the overall cost of salary growth. Individual merit increases are based on performance and can range from 0% to 200% of the merit guideline.

     The domestic salary guideline for all exempt employees for 1998 was 4.0% for merit increases plus 2% for market parity and promotion adjustments. The domestic salary guideline for 1999 has been set at 4.0% for merit increases plus 2% for market parity and promotion adjustments.

CASH AND STOCK INCENTIVE COMPENSATION PROGRAMS

     To reward performance, Johnson & Johnson provides its executive officers with additional current compensation in the form of executive cash bonus and stock awards which is competitive with annual incentives provided by other companies in the premium community. No fixed weighting or formula is applied by the Compensation Committee to corporate performance versus individual performance in determining incentive cash bonus and stock awards for the Chief Executive Officer and executive officers. The amounts of Awards to executive officers are determined by the Committee acting in its discretion subject to the maximum amounts specified in the Company's Executive Incentive Plan. Such determination, except in the case of the Award for the Chairman, is made after considering the recommendations of the Chairman and such other matters as the Committee deems relevant. The Committee, acting in its discretion, may determine to pay a lesser Award than the maximum specified. For the Chief Executive Officer and other executive officers the amount of the total incentive is divided between cash and stock at the discretion of the Committee.

STOCK OPTIONS

     The Stock Option Plan is a long-term plan designed to link executive rewards with shareowner value over time. Johnson & Johnson's award practice uses a percentage of each year's base salary, expressed as a range of opportunity, to arrive at the range of option shares available to be granted. Individual grants are made annually and vary within that range based on performance. This "annual multiple" approach results in grants which vary from year to year based on assessed performance, stock price and base salary.

     No stock option awards are made in the absence of satisfactory performance. Performance is evaluated by the Compensation Committee based on the executive's individual contribution to the long-term health and growth of the Company and the Company's performance based on the factors discussed above. No fixed weighting or formula is applied to corporate performance versus individual performance in determining stock option awards. Specifically, for the Chief Executive Officer and other named executive officers, the Committee does not apply a mathematical formula which relates financial and/or non-financial performance to the number of options awarded.

     In the event that the stock price declines to a level below the option grant price, options are not revalued or reissued. Vesting in awards made prior to December 1997 generally occurred over a period from two to six years. Vesting in awards granted in or after December 1997 generally occurs three years from grant.

CERTIFICATES OF EXTRA COMPENSATION

     Certificates of Extra Compensation (CECs) provide deferred compensation which is paid at the end of an executive's career. CECs are performance units which measure the Company's value based on a formula composed of one-half of the Company's net asset value and one-half of its earning power value, relative to the number of shares of Johnson & Johnson Common Stock outstanding. Earning power value is calculated by taking the capitalized value of earnings averaged over the previous five years.

     The CEC program uniquely reflects Johnson & Johnson's commitment to the long term. No awards are paid out to executives during employment. Although the units vest over a five year period from grant, the final value of those units is not determined until retirement or termination of employment. The value of the program is purely performance driven. The Company pays dividend equivalents on units awarded. Dividend equivalents are paid at the same rate provided to shareowners on a share of Johnson & Johnson Common Stock, and are paid quarterly.

     Awards of CECs to the Chief Executive Officer and executive officers are targeted to provide an above average long-term compensation opportunity as compared to the premium community. Award amounts are based on the Compensation Committee's evaluation of individual performance, based on the executive's individual contribution to the long-term health and growth of the Company and the Company's performance based on the factors discussed above. No fixed weighting or formula is applied to corporate performance versus individual performance in determining CEC awards.

DECISIONS ON 1998 COMPENSATION

     Johnson & Johnson's performance for the most recent five year period ranked in the upper half of the premium community companies in all financial factors considered: Sales Growth, Shareowner Value, EPS Growth Rate and increase in Cash Flow. The Company met its goal for New Product Flow.

     With respect to non-financial performance, management continued to excel in the area of managing Credo responsibility. Various initiatives undertaken by Johnson & Johnson embody the principles of the Credo by addressing its responsibilities to its customers, employees and the community.

     Mr. Larsen's compensation awards were made based upon the Compensation Committee's assessment of the Company's financial performance in the five areas outlined above and its non-financial performance against the background of the Credo as outlined above.

     The above performance results were evaluated based on the overall judgment of the Compensation Committee with no fixed or specific mathematical weighting applied to each element of performance. Based on the Compensation Committee's judgment, compensation awards for 1998, in total, were consistent with established targets.

     Mr. Larsen was awarded an annual salary increase for 1998 in January 1998 of 6.0% versus a 6.0% total performance guideline. The 1998 annual incentive paid to Mr. Larsen was slightly below the target amount. One stock option grant was awarded to Mr. Larsen in December 1998, which provided him with options valued at the target annual multiple of pay. During 1998, no Certificates of Extra Compensation were granted to Mr. Larsen because his 1999 accrual will meet the competitive target.

TAX DEDUCTIBILITY CONSIDERATIONS

     The Compensation Committee has reviewed the Company's compensation plans with regard to the deduction limitation under the Omnibus Budget Reconciliation Act of 1993 (the "Act") and the final regulations interpreting the Act which have been adopted by the Internal Revenue Service and the Department of the Treasury. Based on this review, the Committee has determined that the Johnson & Johnson Stock Option Plans, as previously approved by shareowners, meet the requirements for deductibility under the Act. In order to permit the future deductibility of cash bonus and stock incentive awards for certain executive officers of the Company, the Committee and the Board of Directors have adopted an Executive Incentive Plan which was approved by shareowners. As a result, all bonus and stock awards qualify as performance based and are not subject to the tax deductibility limitation of Section 162(m). In addition, the Committee has approved the Executive Income Deferral Plan which allows an individual to elect to defer a portion of Base Salary, CEC Dividend Equivalents and Cash and Stock Bonus Awards. Participation in the Plan is limited to Executive Committee members and is voluntary. Accordingly, any amounts which would otherwise result in non-tax deductible compensation may be deferred under the Plan. As a result of the implementation of the Johnson & Johnson Executive Incentive Plan and elections made under the Executive Income Deferral Plan, no tax deduction was lost as a result of Section 162(m) on compensation paid to Johnson & Johnson executives in 1998 and none is anticipated to be lost in 1999.

                                               Arnold G. Langbo, Chairman
                                               Joan G. Cooney
                                               James G. Cullen
                                               John W. Snow

                      SHAREOWNER RETURN PERFORMANCE GRAPHS

     Set forth below are line graphs comparing the cumulative total shareowner return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Diversified Health Care Index for the respective periods of five and ten years ending December 31, 1998. The graphs and tables assume that $100 was invested on December 31, 1993 and December 31, 1988 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Diversified Health Care Index and that all dividends were reinvested.

                FIVE-YEAR CUMULATIVE TOTAL SHAREOWNER RETURN (1993-1998)

                                                                                                         S&P DIVERSIFIED HEALTH
                                                    JOHNSON & JOHNSON          S&P 500 STOCK INDEX                CARE
                                                    -----------------          -------------------       ----------------------
1993                                                     100.00                      100.00                      100.00
1994                                                     124.99                      101.32                      116.46
1995                                                     198.87                      139.34                      172.36
1996                                                     234.89                      171.32                      217.38
1997                                                     315.51                      228.46                      317.56
1998                                                     407.06                      293.74                      462.61

                TEN-YEAR CUMULATIVE TOTAL SHAREOWNER RETURN (1988-1998)

                                                                                                         S&P DIVERSIFIED HEALTH
                                                    JOHNSON & JOHNSON          S&P 500 STOCK INDEX                CARE
                                                    -----------------          -------------------       ----------------------
1988                                                     100.00                      100.00                      100.00
1989                                                     142.64                      131.69                      139.16
1990                                                     175.99                      127.60                      169.02
1991                                                     285.65                      166.47                      250.35
1992                                                     256.52                      179.15                      213.76
1993                                                     233.37                      197.21                      203.71
1994                                                     291.69                      199.80                      237.24
1995                                                     440.69                      258.27                      323.41
1996                                                     548.13                      337.84                      442.81
1997                                                     736.27                      450.53                      646.87
1998                                                     949.92                      579.27                      942.35

                             EXECUTIVE COMPENSATION

     The following table shows, for each of the last three fiscal years, the annual compensation paid to or earned by the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Officers") in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION(1)           LONG TERM
                               ------------------------------------   COMPENSATION
         NAME                                              OTHER         AWARDS
         AND                                               ANNUAL     ------------   ALL OTHER
      PRINCIPAL                                           COMPEN-       OPTIONS       COMPEN-
       POSITION         YEAR   SALARY($)     BONUS($)    SATION($)        (#)        SATION($)
      ---------         ----   ----------   ----------   ----------   ------------   ---------
                                                   (2)          (3)                     (4)
R. S. Larsen            1998   $1,325,000   $1,301,796   $1,284,083     150,000       $59,603
Chairman/CEO            1997    1,192,500    1,400,871      980,552     450,000        53,663
                        1996    1,070,000    1,001,900      744,221      26,000        48,150
R. N. Wilson            1998   $  900,000   $  882,886   $1,042,273      75,000       $40,500
Vice Chairman           1997      850,000      902,594      909,371     235,000        38,250
                        1996      800,000      751,425      787,782      23,000        36,000
R. G. Gelbman           1998   $  625,000   $  401,363   $  419,877      15,000       $28,125
Worldwide Chairman,     1997      537,500      427,514      349,857     150,000        24,188
Health Systems &        1996      450,000      318,094      274,723      15,000        20,250
Diagnostics Group

J. T. Lenehan           1998   $  625,000   $  426,363   $  267,928      40,000       $28,125
Worldwide Chairman,     1997      537,500      411,880      228,152     150,000        24,188
Consumer                1996      450,000      313,094      187,820      11,000        20,250
Pharmaceuticals &
Professional Group

C. A. Koffmann          1998   $  590,000   $  417,052   $  279,221      40,000       $26,550
Worldwide Chairman,     1997      525,000      401,500      234,017     125,000        23,625
Consumer & Personal     1996      450,000      303,094      203,178      12,000        20,250
Care Group

------------------

(1) Includes amounts paid and deferred.

(2) Bonus amounts are comprised of cash and the fair market value of stock awards on the date award is issued.

(3) Amounts include dividend equivalents paid under the Certificate of Extra Compensation (CEC) Program (long-term incentive plan).

(4) Amount shown is the Company's matching contribution to the 401(k) Savings Plan and related supplemental plan.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1995 Stock Option Plan to the Named Officers during the Company's last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                              -----------------------------------------------------
                                NUMBER OF      % OF TOTAL
                               SECURITIES       OPTIONS                                GRANT DATE
                               UNDERLYING      GRANTED TO    EXERCISE                   PRESENT
                                 OPTIONS       EMPLOYEES      PRICE      EXPIRATION     VALUE(2)
NAME                          GRANTED(#)(1)     IN 1998       ($/SH)        DATE          ($)
----                          -------------    ----------    --------    ----------    ----------
Ralph S. Larsen.............     150,000          1.5%        $80.31      12/02/08     $2,941,500

Robert N. Wilson............      75,000          0.8%        $80.31      12/02/08     $1,470,750

Ronald G. Gelbman...........      15,000          0.2%        $80.31      12/02/08     $  294,150

James T. Lenehan............      40,000          0.4%        $80.31      12/02/08     $  784,400

Christian A. Koffmann.......      40,000          0.4%        $80.31      12/02/08     $  784,400

---------------
(1) The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on December 3, 1998, the date of grant. All of the options become exercisable on the third anniversary of the date of grant, which is the same vesting schedule for all executives granted options on such date.

(2) The grant date present values per option share were derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The options expiring on December 2, 2008 had a grant date present value of $19.61 per option share. The Black-Scholes model was used with the following assumptions: volatility of 22% based on a historical weekly average over five years; dividend yield of 1.30%; risk free interest of 4.47% based on a U.S. Treasury rate of five years; and a five year option life.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT YEAR END         IN-THE-MONEY OPTIONS AT
                                 SHARES                               1998(#)                 YEAR END 1998($)(1)
                               ACQUIRED ON      VALUE       ---------------------------   ---------------------------
            NAME               EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   ------------   -----------   -------------   -----------   -------------
Ralph S. Larsen..............     51,750      $3,244,865      883,250        630,900      $56,697,932    $10,136,649
Robert N. Wilson.............     30,000      $1,830,400      519,020        403,580      $32,640,435    $ 9,659,266
Ronald G. Gelbman............     48,000      $2,936,234      172,600        235,600      $10,392,287    $ 6,378,916
James T. Lenehan.............     43,600      $3,136,436      153,760        271,440      $ 8,813,153    $ 7,118,571
Christian A. Koffmann........      3,050      $  187,484      202,910        240,240      $12,506,393    $ 6,264,147

------------------
(1) Based on the New York Stock Exchange Composite closing price as published in the Wall Street Journal for the last business day of the fiscal year ($83.875).

CERTIFICATE OF EXTRA COMPENSATION PROGRAM

     During the last fiscal year, no awards were made to the Named Officers under the Company's Certificate of Extra Compensation (CEC) Program.

     Since 1947, the Company has maintained a deferred compensation program under which awards of CEC units may be made to senior management and other key personnel of the Company and its subsidiaries worldwide. Typically, an award of CEC units provides for a specified number of units which vest over a five year period, though no awards are paid out to a participant until retirement or other termination of employment. During employment, dividend equivalents are paid to participants on CEC units in the same amount and at the same time as dividends on the Company's Common Stock. The CEC units are valued in accordance with a formula based on the Company's net assets and earning power over the five preceding fiscal years. Until paid at retirement or termination of employment, the final value of the CEC units is subject to increase or decrease based on the performance of the Company. The value as of the end of the last fiscal year was $17.88 per CEC unit. The cumulative number of CEC units earned as of the end of the last fiscal year by each of the Named Officers during their careers with the Company, valued for illustrative purposes at the $17.88 per unit value as of the end of the last fiscal year, are: Mr. R. S. Larsen 985,400 CEC units ($17,618,952); Mr. R. N. Wilson 938,000 CEC units ($16,771,440); Mr. R. G.
Gelbman 335,600 CEC units ($6,000,528); Mr. J. T. Lenehan 201,600 CEC units ($3,604,608) and Mr. C. A. Koffmann 206,000 CEC units ($3,683,280).

RETIREMENT PLAN

     The following table shows the estimated annual retirement benefit payable on a straight life annuity basis to participating employees in the compensation and years of service classifications indicated, under the Company's Retirement Plan. The Retirement Plan generally covers salaried U.S. employees of the Company and designated subsidiaries on a non-contributory basis.

                               PENSION PLAN TABLE

 FIVE YEAR
  AVERAGE                       ANNUAL BENEFITS FOR YEARS OF SERVICE
  COVERED      -----------------------------------------------------------------------
COMPENSATION   15 YEARS   20 YEARS    25 YEARS     30 YEARS     35 YEARS     40 YEARS
------------   --------   --------    --------     --------     --------     --------
 $  800,000    $196,600   $262,100   $  327,600   $  393,200   $  458,700   $  524,200
    900,000     221,600    295,600      369,400      443,300      517,200      591,100
  1,000,000     246,600    328,800      411,000      493,200      575,400      657,600
  1,200,000     296,600    395,500      494,300      593,200      692,100      790,900
  1,400,000     346,600    462,200      577,700      693,200      808,800      924,300
  1,600,000     396,600    528,800      661,000      793,200      925,500    1,057,700
  1,800,000     446,600    595,500      744,400      893,300    1,042,100    1,191,000
  2,000,000     496,600    662,200      827,700      993,300    1,158,800    1,324,400
  2,200,000     546,700    728,900      911,100    1,093,300    1,275,500    1,457,700
  2,400,000     596,700    795,600      994,400    1,193,300    1,392,200    1,591,100
  2,600,000     646,700    862,200    1,077,800    1,293,300    1,508,900    1,724,500
  2,800,000     696,700    928,900    1,161,100    1,393,400    1,625,600    1,857,800

     Covered compensation includes regular annual earnings, dividend equivalents paid on non-vested CEC units, amounts paid under the Company's Achievement Award Program, amounts paid under the Company's Executive Incentive Plan and amounts deferred under the Company's Executive Income Deferral Plan. The calculation of retirement benefits is based upon final average earnings (the average of the highest covered compensation during the five consecutive years out of the last ten years of employment with the Company). The benefits are subject to an offset based on the Age 65 Primary Social Security Benefit. Five-Year Average Covered Compensation for the

Named Officers as of the end of the last fiscal year is: Mr. R. S. Larsen $2,460,934; Mr. R. N. Wilson $1,768,189; Mr. R. G. Gelbman $938,611; Mr. J. T.
Lenehan $877,718; and Mr. C. A. Koffmann $870,425. The approximate years of service for each Named Officer as of the end of the last fiscal year is: Mr. R.
S. Larsen 35 years; Mr. R. N. Wilson 34 years; Mr. R. G. Gelbman 27 years; Mr.
J. T. Lenehan 22 years; and Mr. C. A. Koffmann 10 years.

     As permitted by the Employee Retirement Income Security Act of 1974, the Company has adopted a supplemental plan which is designed to provide the amount of retirement benefit which cannot be paid from the Retirement Plan by reason of certain Internal Revenue Code limitations on qualified plan benefits. The amounts shown in the Pension Plan Table include the amounts payable under the supplemental plan.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent auditors for the Company and its subsidiaries for the fiscal year 1999. Shareowner ratification of the appointment is not required under the laws of the State of New Jersey, but the Board has decided to ascertain the position of the shareowners on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareowners and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareowners during the meeting.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring other matters before the meeting except items incident to the conduct of the meeting, and the Company has not received timely notice from any shareowner, under the rules of the Securities and Exchange Commission, of an intent to present a proposal at the meeting. On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

                           LOGO               NOTICE OF
                                              1999 ANNUAL
                                              MEETING AND
                                              PROXY
                                              STATEMENT

PROXY


                            [JOHNSON & JOHNSON LOGO]

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF SHAREOWNERS ON APRIL 22, 1999

     The undersigned hereby appoints R.J. Darretta, R.S. Fine and R.N. Wilson and each or any of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Johnson & Johnson which the undersigned is entitled to vote at the Annual Meeting of Shareowners of the Company to be held on April 22, 1999 at 10:00 a.m. at the Hyatt Regency Hotel, Two Albany Street, New Brunswick, New Jersey, and any adjournments thereof, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting. The proxies appointed hereby may act by a majority of said proxies present at the meeting (or if only one is present, by that one).


                                              (change of address/comments)
Election of Directors. Nominees:
                                        ----------------------------------------
Gerard N. Burrow, Joan G. Cooney,
James G. Cullen, M. Judah Folkman,      ----------------------------------------
Ann D. Jordan, Arnold G. Langbo,
Ralph S. Larsen, John S. Mayo,          ----------------------------------------
Paul J. Rizzo, Henry B. Schacht,
Maxine F. Singer, John W. Snow,         ----------------------------------------
Robert N. Wilson                        (If you have written in the above space,
                                        please mark the corresponding box on the reverse side of this card)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                             DETACH PROXY CARD HERE

X Please mark your
  votes as in this
  example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposal 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                                    FOR       WITHHELD
1. Election of
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s):

-------------------------------------------------------


                                    FOR      AGAINST     ABSTAIN
2. Ratification of
   appointment of
   PricewaterhouseCoopers LLP
   as independent auditors.


                                   Change of Address/Comments on Reverse Side.

                                   The signer hereby revokes all proxies
                                   heretofore given by the signer to vote at said meeting or any adjournments thereof.

                                   Please sign exactly as name appears hereon.
                                   Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                   -------------------------------------------


                                   -------------------------------------------
                                   SIGNATURE(S)                       DATE

------------------------------------------------------------------------------
       /\      PLEASE CAREFULLY DETACH HERE AND RETURN THIS PROXY    /\
                         IN THE ENCLOSED REPLY ENVELOPE.





                            [JOHNSON & JOHNSON LOGO,
                          The Signature of Quality(R)]